Exhibit 99.1

SUBSCRIPTION AGREEMENT

America’s Driving Ranges, Inc.

74-090 El Paseo, Suite 200

Palm Desert, California 92260

Gentlemen:

The undersigned represents as set forth below and subscribes to Purchase _____________Shares at $.10 per Share, for  $_______________,   subject to your acceptance of this subscription.   There is no minimum contingency and proceeds may be used at the issuer's discretion.  If any checks are delivered to any FINRA member, the member must promptly,  by noon of the next business  day, transmit all checks received to the issuer or  any person entitled thereto. The undersigned, if an individual, is a resident of, or, if a corporation, partnership or trust, has as its principal place of business:

The state of California_______

The State of New York_____

The State of Florida_____

The District of Columbia _____Other State _____________

A State foreign to the United States.  __________________

Dated:______________.

Signature: _________________________

If not an individual

__________________________________________________________

Name of Corporation, Trust, Print or type name of or Partnership Signer

______________________________________________________

State where incorporated, P.O. Box or Street Address organized, or domiciled

_______________________________________

Print Signer's Capacity, City, State and Zip Code

_________________________

Tax ID Number

_________________________

Telefax and Phone Numbers

_________________________

Social Security